Exhibit 5.1
                                                              October 2, 2001

Terex Corporation
500 Post Road East
Westport, CT 06880

                  RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Terex Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to register 88,400 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the CMI Corporation Stock Option Plan, the CMI Corporation Stock Option and the Stock Option Agreement which are more fully described in the Registration Statement (together, the "Plans").

I am admitted to the practice of law in the State of New York and I express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

In connection with the foregoing, I have examined, among other things, the Registration Statement, the Plans, and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authentically of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various facts material to such opinion, I have, to the extent relevant facts were not independently established by me, relied on certificates of public officials and certificates and oaths and declarations of officers or other representatives of the Company.

Based upon and subject to the foregoing, I am of the opinion that the 88,400 shares of the Company's Common Stock being registered pursuant to the Registration Statement, when issued pursuant to the provisions of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name in such Registration Statement as counsel who has passed upon the legality of the Common Stock, including any amendment thereto.

Respectfully,
/s/ Eric I Cohen
Eric I Cohen
Senior Vice President, General Counsel and Secretary